SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

CHECK THE APPROPRIATE BOX:

[ ]      PRELIMINARY INFORMATION STATEMENT      [ ]      CONFIDENTIAL,  FOR  USE OF THE  COMMISSION  ONLY  (AS
                                                         PERMITTED BY RULE 14C-5(D)(2))
[X]      DEFINITIVE INFORMATION STATEMENT

                          INDEPENDENT MUSIC GROUP, INC.
                  (NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Payment of Filing Fee (Check the appropriate box):

         [X]      No Fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]      Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                          INDEPENDENT MUSIC GROUP, INC.

                              71 Great Pasture Road
                               Redding, Ct. 06896

                              INFORMATION STATEMENT

                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                     GENERAL

         This Information Statement is being furnished to the stockholders of Independent Music Group, Inc., a Delaware corporation (the "Company"), in connection with the proposed adoption of a Certificate of Amendment to the Company's Certificate of Incorporation (the "Amendment") by the written consent of the holders of a majority in interest of the Company's Voting Capital Stock ("Voting Capital Stock") consisting of the Company's outstanding Common Stock ("Common Stock"). The Company's Board of Directors on November 15, 1999, approved and recommended that (i) the Certificate of Incorporation be amended in order to effectuate a name change from "Independent Music Group, Inc." to "Falcon Entertainment Corp." and (ii) to increase the Company's authorized capital stock to 20,000,000 shares. A consent of shareholders holding in excess of a majority of the outstanding shares was executed on November 15, 1999. The proposed Amendment to the Certificate of Incorporation will become effective upon the filing of the Certificate of Amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company anticipates that the filing of the Amendment will occur on or about December 9, 1999. If the proposed Amendment was not adopted by written consent, it would have been required to be considered by the Company's stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment.

         The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 228 of the Delaware General Corporation Law (the "Delaware Law") which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting. Pursuant to Section 242 of the Delaware Law, a majority of the outstanding shares of voting capital stock entitled to vote thereon is required in order to amend the Company's Certificate of Incorporation. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize the written consent of the holders of a majority in interest of the Voting Capital Stock of the Company. As discussed hereafter, the Board of Directors has recommended the name change amendment in order to more accurately reflect the diversified business activities of the Company which include television programming and operation of a Web Portal as well as music entertainment. Furthermore, the Board of Directors has recommended the increase in the Company's authorized Capital Stock from 10,000,000 to 20,000,000 in order to complete its business plan through future financings.

         James Fallacaro, who owns in the aggregate 8,555,000 shares of Common Stock of the Company, representing approximately 88.3% (as of November 15, 1999) of the outstanding voting capital stock of the Company entitled to vote on the Amendment, gave his written consent to the adoption of the Amendment described in this Information Statement on or about November 15, 1999. The written consent to the Amendment by the majority shareholder becomes effective on upon the filing of the written consent with the Secretary of the Company. The Company will prepare and file a Certificate of Amendment to its Certificate of Incorporation with the State of Delaware effecting the Name Change to Falcon Entertainment Corp. and the increase in the Company's authorized common stock. The Company anticipates that the filing of the Amendment will occur on or about December 9, 1999. The date on which this Information Statement was first sent to the stockholders is on or about November 19, 1999. The record date established by the Company for purposes of determining the number of outstanding shares of voting capital stock of the Company is November 15, 1999 (the "Record Date").

         Pursuant to Section 228 of the Delaware Law, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to stockholders who have not consented in writing to such action. Inasmuch as the Company will have provided to its stockholders of record this Information Statement, the Company will notify its stockholders at the time of distribution of its next Form 10-K of the effective date of the Amendment. No additional action will be undertaken pursuant to such written consents, and no dissenters' rights under the Delaware Law are afforded to the Company's stockholders as a result of the adoption of the Amendment.

                     OUTSTANDING VOTING STOCK OF THE COMPANY

         As of the Record Date, there were 9,691,475 shares of Common Stock outstanding. The Common Stock constitutes the sole class of voting securities of the Company. Each share of Common Stock entitles the holder thereof to one vote on all matters submitted to stockholders.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth Common Stock ownership information as of the Record Date, with respect to (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each person intending to file a written consent to the adoption of the Amendment described herein; and (iv) all directors, executive officers and designated stockholders of the Company as a group. This information as to beneficial ownership was furnished to the Company by or on behalf of the persons named. Unless otherwise indicated, the business address of each person listed is 71 Great Pasture Road, Redding, Connecticut 06896.

                                               SHARES
                                               BENEFICIALLY          PERCENT
NAME                                           OWNED(1)              OF CLASS
----                                           --------              --------

James Fallacaro(2)                             8,555,000               88.3%

Corinne Fallacaro(3)                              76,658                 *

Anthony Escamilla(4)                             100,000                 *
-----------------------------
*Denotes less than 1%

All executive officers, directors and
designated stockholders as a group             8,731,658               90.1%
(3 persons)


                            -------------------------

(1) Except as otherwise indicated in the footnotes below, each stockholder has sole power to vote and dispose of all the shares of Common Stock listed opposite his name.

(2) James Fallacaro is Director, Chairman and President of Independent Music Group, Inc. Does not include 76,658 shares of Independent Music Group's Common Stock owned by Corinne Fallacaro, James Fallacaro's wife, which he disclaims beneficial interest.

(3) Corinne Fallacaro is Director, Secretary and Treasurer of Independent Music Group, Inc. Does not include 8,550,000 shares of Independent Music Group's Common Stock owned by James Fallacaro, Corinne Fallacaro's husband, which she disclaims beneficial interest.

(4) Mr. Escamilla is Director and Executive Vice President of Independent Music Group, Inc.

         AMENDMENT TO CERTIFICATE TO EFFECT NAME CHANGE AND TO INCREASE
                      AUTHORIZED SHARES OF CAPITAL STOCK.


GENERALLY.
----------

         The Board of Directors of the Company proposes (i) to amend Article One of the Company's Certificate of Incorporation to change the name of the Company and (ii) to amend Article Four of the Company's Certificate of Incorporation to increase the number of Authorized Shares of Common Stock to 20,000,000, par value .00005.

REASONS FOR THE PROPOSED NAME CHANGE AND INCREASE IN AUTHORIZED SHARES.
-----------------------------------------------------------------------

         The Board of Directors proposes to amend the Company's Certificate of Incorporation to change its name from "Independent Music Group, Inc." to "Falcon Entertainment Corp." The Company believes that the new name will promote public recognition of the Company and reflect the transformation of the Company's business focus from strictly music entertainment to a diversified multimedia entertainment company, including television programming and the design and operation of an entertainment-themed Web Portal.

         The Company is currently authorized to issue 10,000,000 shares of Common Stock, $.00005 par value, of which 9,691,475 shares were issued and outstanding at the close of business on the Record Date. At this time, the Company has issued and outstanding approximately 9.7 million of its 10 million authorized shares. The Company has no present agreement to issue any additional securities, although the Company will require additional capital to complete its business plan. In order to complete the plan, the Company may require the issuance of shares of its Common Stock. Management of the Company is not aware of any present efforts of any persons to accumulate Common Stock or to obtain control of the Company, and the proposed increase in authorized shares of Common Stock is not intended to be an anti-takeover device. The amendment is being sought solely to augment liquidity, enhance corporate flexibility, and to be more acceptable to the brokerage community and to investors generally.

         There can be no assurances, nor can the Board of Directors of the Company predict what effect, if any, these proposed amendments will have on the market price of the Company's Common Stock. The amendments are being sought solely to enhance the image of the Company and its corporate flexibility.

NO DISSENTER'S RIGHTS.
----------------------

         Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the Company's proposed amendments to the Company's Certificate of Incorporation to effect the name change and to increase the authorized Capital Stock of the Company.

         The complete text of the proposed amendment to the Certificate of Incorporation is set forth as Exhibit A to this Information Statement.

                             BY ORDER OF THE BOARD OF DIRECTORS


                             /S/
                               James Fallacaro, President, Director and Chairman of Independent Music Group, Inc.

                                   EXHIBIT "A"

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                          INDEPENDENT MUSIC GROUP, INC.

         Independent Music Group, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation has adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         RESOLVED, that the Certificate of Incorporation of Independent Music Group, Inc. be amended by changing Article I thereof, so that, as amended, said Article I shall be and read as follows:

         The name of the Corporation is "Falcon Entertainment Corp."

         SECOND: That the Board of Directors of the Corporation has adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

         RESOLVED, that the Certificate of Incorporation of Independent Music Group, Inc. be amended by changing Article IV to reflect the increased aggregate number of authorized shares by incorporating the following language:

         "The aggregate number of shares which the Corporation shall have the authority to issue is 20,000,000 shares of Common Stock, par value $.00005 per share."

         THIRD: That in lieu of a meeting and vote of stockholders, the holders of outstanding shares of Common Stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted have given their written consent to said amendment in accordance with the provisions of
Section 228 of the General Corporation Law of the State of Delaware.

         FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 and Section 228 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James Fallacaro, its President, this ____ day of December, 1999.

                                            INDEPENDENT MUSIC GROUP, INC.


                                            By: ________________________
                                                     James Fallacaro, President
                                                     Director and Chairman of
                                                     Independent Music Group,
                                                     Inc.